Exhibit 99.1

Rithm Capital Corp. Announces Fourth Quarter and Full Year 2025 Results

NEW YORK - (BUSINESS WIRE) — Rithm Capital Corp. (NYSE: RITM; “Rithm Capital,” “Rithm” or the “Company”) today reported the following information for the fourth quarter ended and full year ended December 31, 2025.

Michael Nierenberg, Chief Executive Officer of Rithm Capital, said, “2025 was a year of strategic progress for Rithm, marked by disciplined execution and consistent performance across every segment of our business. We delivered a 19% EAD return on equity for the full year and, through the targeted acquisitions of Crestline and Paramount Group, we continued to expand our diversified, alternative asset management platform, ending the year with over $100 billion in investable assets. At the same time, we deepened our value creation capabilities across real estate and credit, further strengthening our platform.

“Our Q4 results underscore the durable momentum we have built as we closed key transactions, expanded our client franchise and maintained solid earnings that reflect the power of our unified ecosystem. As we enter 2026, Rithm is well-positioned for growth. The strategic investments we have made across asset management, Newrez, Genesis, and our investment portfolio provide a strong foundation to outcompete and capture strategic opportunities for our clients and shareholders. Our scale, diversity, and proprietary insight as an owner-operator give us distinctive advantages in today’s market, and I am confident in our platform and the growth trajectory ahead.”

Fourth Quarter 2025 Financial Highlights:

•GAAP net income of $53.1 million, or $0.09 per diluted common share(1)
•Earnings available for distribution of $418.9 million, or $0.74 per diluted common share(1)(2)
•Common dividend of $139.0 million, or $0.25 per common share
•Book value per common share of $12.66(1)

Full Year 2025 Financial Highlights:

•GAAP net income of $567.2 million, or $1.04 per diluted common share(1)
•Earnings available for distribution of approximately $1.3 billion, or $2.35 per diluted common share(1)(2)
•Common dividend of $542.6 million, or $1.00 per common share

	Q4 2025	Q3 2025	FY 2025	FY 2024
Summary Operating Results:
GAAP Net Income per Diluted Common Share(1)	$0.09	$0.35	$1.04	$1.67
GAAP Net Income (in millions)	$53.1	$193.7	$567.2	$835.0

Non-GAAP Results:
Earnings Available for Distribution per Diluted Common Share(1)(2)	$0.74	$0.54	$2.35	$2.10
Earnings Available for Distribution(2) (in millions)	$418.9	$296.9	$1,282.2	$1,050.5

Common Dividend:
Common Dividend per Share	$0.25	$0.25	$1.00	$1.00
Common Dividend (in millions)	$139.0	$138.5	$542.6	$503.4

Business Highlights:

•Origination & Servicing:
•Newrez LLC (“Newrez”), Rithm Capital’s multichannel mortgage origination and servicing platform, posted pre-tax operating income of $249.1 million in Q4’25, excluding the net of hedge mortgage servicing rights (“MSRs”) mark-to-market (“MTM”) loss and other non-operating items of $(216.5) million, down from $314.9 million in Q3’25, excluding the net of hedge MSRs MTM loss and other non-operating items of $(80.8) million.
•For the full year 2025, Newrez posted pre-tax operating income of $1.1 billion, excluding the net of hedge MSRs MTM loss and other non-operating items of $(467.5) million, up from $966.4 million in 2024, excluding the net of hedge MSRs MTM gain and other non-operating items of $146.4 million.
•Newrez generated a 17% annualized operating return on equity (“ROE”) on $5.9 billion of equity(3) in Q4’25. For the full year 2025, Newrez generated a 20% operating ROE on $5.8 billion of equity(3).
•Total servicing unpaid principal balance (“UPB”) reached $852 billion at year end 2025, an increase of 1% year over year (“YoY”), which includes $256 billion UPB of third-party servicing, an increase of 1% YoY.
•Origination funded production volume was $18.8 billion in Q4’25, an increase of 15% quarter over quarter (“QoQ”) and 9% YoY, and $63.3 billion for the full year 2025, an increase of 7% YoY.

•Investment Portfolio:
•Rithm Capital completed three non-qualified mortgage (“NQM”) securitizations in Q4’25 totaling $1.5 billion in UPB. For the full year 2025, Rithm Capital completed eight securitizations totaling $4.0 billion in UPB, achieving a record at Rithm Capital for NQM securitizations for both Q4’25 and for the full year 2025.
•Acquired $294 million in home improvement loans in Q4’25 under the previously announced forward flow agreement with Upgrade, Inc.

•Residential Transitional Lending:
•Rithm Capital’s residential transitional lending platform, Genesis Capital LLC (“Genesis Capital”), recorded Q4’25 and full year 2025 origination volume of $1.4 billion and $4.8 billion, respectively, a YoY increase of 17% and 33%, respectively, continuing a series of record volume quarters achieved in 2025.
•Genesis Capital continued to expand its sponsor base, growing new sponsors by 96 in Q4’25, a 123% increase YoY. New sponsor activity for full year 2025 also expanded to 269, achieving 66% YoY growth.

•Asset Management:
•Rithm Capital’s alternative asset manager, Sculptor Capital Management Inc. (“Sculptor Capital”), grew to approximately $38 billion of assets under management (“AUM”)(4) as of December 31, 2025, including gross fundraising inflows of $5.8 billion across the Sculptor platform in 2025, a 16% YoY increase.
•In Q4’25, Sculptor Capital closed on its latest Real Estate Fund V with $5.5 billion in commitments, making it the largest fund in Sculptor’s real estate fund series and building upon the company’s 20+ year track record.
•Sculptor Capital also continued its active presence in the collateralized loan obligation markets with 14 transactions for the full year 2025, contributing approximately $1.8 billion in AUM.
•Rithm Capital completed its previously announced acquisition of Crestline Management, L.P. (“Crestline”), a Fort Worth, TX based alternative asset manager on December 1, 2025. As of September 30, 2025, Crestline managed $18 billion in AUM(4) across several complementary investment strategies, including direct lending, opportunistic credit, NAV-based lending and insurance.
•Rithm Capital also completed its previously announced acquisition of Paramount Group, Inc., an owner and operator of Class A office properties in New York and San Francisco, on December 19, 2025.

(1)Per diluted common share calculations for both GAAP Net Income and Earnings Available for Distribution are based on 564,691,202 and 551,295,686 weighted average diluted shares for the quarters ended December 31, 2025 and September 30, 2025, respectively. Per diluted common share calculations for both GAAP Net Income and Earnings Available for Distribution are based on 546,091,491 and 499,597,670 weighted average diluted shares for the years ended December 31, 2025 and 2024, respectively. The per share calculation of Book Value is based on 555,880,947 common shares outstanding as of December 31, 2025.

(2)Earnings Available for Distribution is a non-GAAP financial measure. For a reconciliation of Earnings Available for Distribution to GAAP Net Income, as well as an explanation of this measure, please refer to the section entitled Non-GAAP Financial Measures and Reconciliation to GAAP Net Income below.

(3)Q4’25 annualized operating ROE and full year 2025 operating ROE are non-GAAP measures. Q4’25 annualized operating ROE is calculated based on annualized pre-tax operating income of $249.1 million, excluding the net of hedge MSRs MTM and other non-operating items of $(216.5) million, divided by the average Origination and Servicing segment ending equity of $5.9 billion. Operating ROE for the full year 2025 is calculated based on pre-tax operating income of $1.1 billion, excluding the net of hedge MSRs MTM and other non-operating items of $(467.5) million, divided by the average Origination and Servicing segment ending equity of $5.8 billion.

(4)AUM is estimated and refers to the value of assets for which Rithm Capital and its affiliates provide discretionary investment management or advisory services. AUM is generally calculated as the sum of: (i) the net asset value of managed accounts and open-ended funds or gross asset value of real estate and real estate funds, (ii) uncalled capital commitments and (iii) par value of structured credit vehicles. AUM includes amounts that are not subject to management fees, incentive income or other amounts earned on AUM. Rithm Capital's calculation of AUM is intended to provide a consistent and comparable measure of managed assets across its businesses; however it is not based on any specific regulatory definition and may differ from similarly titled measures presented by other asset managers and, as a result, may not be comparable.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investors - News section of the Company’s website, www.rithmcap.com. Information on, or accessible through, our website is not a part of, and is not incorporated into, this press release.

EARNINGS CONFERENCE CALL

Rithm Capital’s management will host a conference call on Tuesday, February 3, 2026 at 8:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investors - News section of Rithm Capital’s website, www.rithmcap.com.

The conference call may be accessed by dialing 1-833-974-2382 (from within the U.S.) or 1-412-317-5787 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Rithm Capital Fourth Quarter and Full Year 2025 Earnings Call.” In addition, participants are encouraged to pre-register for the conference call at https://dpregister.com/sreg/10206337/103377fcf1a.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.rithmcap.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Tuesday, February 10, 2026, by dialing 1-855-669-9658 (from within the U.S.) or 1-412-317-0088 (from outside of the U.S.); please reference access code “1202515”.

Rithm Capital Corp. and Subsidiaries
Consolidated Statements of Operations
($ in thousands, except share and per share data)

	Three Months Ended		Year Ended December 31,
	December 31, 2025 (Unaudited)	September 30, 2025 (Unaudited)	2025 (Unaudited)	2024
Revenues
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$570,070	$579,281	$2,294,969	$1,993,319
Change in fair value of MSRs and MSR financing receivables, net of economic hedges (includes realization of cash flows of $(232,554), $(189,881), $(746,006) and $(602,241), respectively)	(421,815)	(264,351)	(1,174,549)	(455,918)
Servicing revenue, net	148,255	314,930	1,120,420	1,537,401
Interest income	500,814	453,786	1,874,315	1,949,790
Gain on originated residential mortgage loans, held-for-sale, net	203,731	196,308	729,526	682,535
Other revenues	78,460	55,628	238,927	227,472
Asset management revenues	359,489	84,871	627,040	520,294
	1,290,749	1,105,523	4,590,228	4,917,492
Expenses
Interest expense and warehouse line fees	422,821	402,690	1,662,433	1,835,325
General and administrative	297,351	237,092	1,011,564	868,484
Compensation and benefits	453,932	299,073	1,318,879	1,134,768
	1,174,104	938,855	3,992,876	3,838,577
Other Income (Loss)
Realized and unrealized gains (losses), net	50,876	53,393	125,867	72,639
Other income (loss), net	38,804	16,809	83,164	57,255
	89,680	70,202	209,031	129,894
Income before Income Taxes	206,325	236,870	806,383	1,208,809
Income tax expense (benefit)	115,747	8,072	88,291	267,317
Net Income	90,578	228,798	718,092	941,492
Noncontrolling interests in income of consolidated subsidiaries	1,234	3,331	8,820	9,989
Redeemable noncontrolling interests in income of consolidated subsidiaries	4,353	3,929	12,215	—
Net Income Attributable to Rithm Capital Corp.	84,991	221,538	697,057	931,503
Change in redemption value of redeemable noncontrolling interests	—	—	15,611	—
Dividends on preferred stock	31,875	27,876	114,246	96,456
Net Income Attributable to Common Stockholders	$53,116	$193,662	$567,200	$835,047

Net Income per Share of Common Stock
Basic	$0.10	$0.36	$1.05	$1.69
Diluted	$0.09	$0.35	$1.04	$1.67
Weighted Average Number of Shares of Common Stock Outstanding
Basic	555,021,130	541,835,419	537,879,037	495,479,956
Diluted	564,691,202	551,295,686	546,091,491	499,597,670

Dividends Declared per Share of Common Stock	$0.25	$0.25	$1.00	$1.00

Rithm Capital Corp. and Subsidiaries
Consolidated Balance Sheets
($ in thousands, except share and per share data)

	December 31,
	2025 (Unaudited)	2024
Assets
Mortgage servicing rights and mortgage servicing rights financing receivables, at fair value	$10,359,141	$10,321,671
Government and government-backed securities ($5,230,139 and $9,711,346 at fair value, respectively)	5,254,905	9,736,116
Residential mortgage loans, held-for-sale ($5,427,481 and $4,307,571 at fair value, respectively)(A)	5,484,272	4,374,241
Residential mortgage loans, held-for-investment, at fair value	324,688	361,890
Consumer loans, held-for-investment, at fair value(A)	784,399	665,565
Residential transition loans, at fair value	2,699,864	2,178,075
Residential mortgage loans subject to repurchase	3,952,792	2,745,756
Real estate, net(A)	4,673,886	1,056,193
Insurance company investments, at fair value	906,454	—
Cash and cash equivalents(A)	1,847,626	1,458,743
Restricted cash(A)	809,312	308,443
Servicer advances receivable	3,090,613	3,198,921
Intangible assets, net	1,878,196	331,949
Other assets ($2,707,456 and $2,311,979 at fair value, respectively)(A)	5,216,432	4,203,568
Assets of Consolidated Entities(A):
Investments, at fair value and other assets	5,789,349	5,107,826
Total Assets	$53,071,929	$46,048,957
Liabilities and Equity
Liabilities
Secured financing agreements(A)	$13,763,802	$16,782,467
Secured notes and bonds payable ($143,442 and $185,460 at fair value, respectively)(A)	15,203,770	10,298,075
Residential mortgage loan repurchase liability	3,952,792	2,745,756
Unsecured notes, net of issuance costs	1,421,088	1,204,220
Interest sensitive insurance contract liabilities	960,209	—
Dividends payable	178,900	153,114
Accrued expenses and other liabilities ($638,090 and $525,486 at fair value, respectively)(A)	3,349,847	2,630,771
Liabilities of Consolidated Entities(A):
Notes payable, at fair value and other liabilities	4,978,212	4,348,244
Total Liabilities	43,808,620	38,162,647
Commitments and Contingencies
Redeemable Noncontrolling Interests of Consolidated Subsidiaries	314,303	—
Stockholders’ Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 57,564,122 and 51,964,122 issued and outstanding, $1,439,104 and $1,299,104 aggregate liquidation preference, respectively	1,390,790	1,257,254
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 555,880,947 and 520,656,256 issued and outstanding, respectively	5,559	5,206
Additional paid-in capital	6,982,991	6,528,613
Retained earnings	(19,945)	(46,985)
Accumulated other comprehensive income	71,092	50,886
Stockholders’ Equity in Rithm Capital Corp.	8,430,487	7,794,974
Noncontrolling interests in equity of consolidated subsidiaries	518,519	91,336
Total Stockholders’ Equity	8,949,006	7,886,310
Total Liabilities and Equity	$53,071,929	$46,048,957
(A) The Company's consolidated balance sheets include assets and liabilities of consolidated variable interest entities (“VIEs”) and certain other consolidated VIEs, including funds and collateralized financing entities (“CFEs”) that are presented separately within assets and liabilities of consolidated entities. VIE assets can only be used to settle obligations and liabilities of the VIEs. VIE creditors do not have recourse to Rithm Capital Corp.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP NET INCOME

The Company has four primary variables that impact its performance: (i) net interest margin on assets held within the investment portfolio; (ii) realized and unrealized gains or losses on assets held within the investment portfolio and operating companies, including any impairment or reserve for expected credit losses; (iii) income from the Company’s operating company investments; and (iv) the Company’s operating expenses and taxes.

“Earnings available for distribution” is a non-GAAP financial measure of the Company’s operating performance, which is used by management to evaluate the Company’s performance, excluding: (i) net realized and unrealized gains and losses on certain assets and liabilities; (ii) net other income and losses; (iii) non-capitalized transaction-related expenses; and (iv) deferred taxes.

The Company’s definition of earnings available for distribution excludes certain realized and unrealized losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are generally limited to a potential indicator of future economic performance. Within net other income and losses, management primarily excludes (i) equity-based compensation expenses, (ii) severance costs, (iii) non-cash deferred interest expense, (iv) depreciation expense related to real estate properties and (v) amortization expense related to intangible assets, as management does not consider this non-cash activity to be a component of earnings available for distribution. With regard to non-capitalized transaction-related expenses, management does not view these costs as part of the Company’s core operations, as they are considered by management to be similar to realized losses incurred at acquisition. Non-capitalized transaction related expenses generally relate to legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments, as well as costs associated with the acquisition and integration of acquired businesses. Management also excludes deferred taxes because the Company believes deferred taxes are not representative of current operations.

Management believes that the adjustments to compute “earnings available for distribution” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods and enable investors to evaluate the Company’s current core performance using the same financial measure that management uses to operate the business. Management also utilizes earnings available for distribution as a financial measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on earnings available for distribution as an indicator of the results of such decisions. Earnings available for distribution excludes certain recurring items, such as gains and losses (including impairment and reserves as well as derivative activities) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s core operations for the reasons described herein. As such, earnings available for distribution is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.

The Company views earnings available for distribution as a consistent financial measure of its portfolio’s ability to generate income for distribution to common stockholders. Earnings available for distribution does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with GAAP, and the Company’s calculation of this financial measure may not be comparable to similarly entitled financial measures reported by other companies. Furthermore, to maintain qualification as a REIT, U.S. federal income tax law generally requires that the Company distribute at least 90% of its REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding net capital gains. Because the Company views earnings available for distribution as a consistent financial measure of its ability to generate income for distribution to common stockholders, earnings available for distribution is one metric, but not the exclusive metric, that the Company’s board of directors uses to determine the amount, if any, and the payment date of dividends on common stock. However, earnings available for distribution should not be considered as an indication of the Company’s taxable income, a guaranty of its ability to pay dividends or as a proxy for the amount of dividends it may pay, as earnings available for distribution excludes certain items that impact its cash needs.

Reconciliation of Non-GAAP Measure to the Respective GAAP Measure

The table below provides a reconciliation of earnings available for distribution to the most directly comparable GAAP financial measure (dollars in thousands, except share and per share data):

	Three Months Ended		Year Ended December 31,
	December 31, 2025	September 30, 2025	2025	2024
Net income (loss) attributable to common stockholders - GAAP	$53,116	$193,662	$567,200	$835,047
Adjustments:
Realized and unrealized (gains) losses, net, including MSR change in valuation inputs and assumptions	166,648	44,364	397,845	(181,070)
Other (income) loss, net	54,154	43,248	203,037	142,285
Computershare Mortgage Acquisition:
Bargain purchase gain	—	—	—	(27,415)
Non-recurring acquisition and restructuring expenses	—	—	—	14,936
Non-capitalized transaction-related expenses	33,373	11,735	53,775	12,286
Deferred taxes	111,614	3,883	60,348	254,402
Earnings available for distribution - Non-GAAP	$418,905	$296,892	$1,282,205	$1,050,471

Net income (loss) per diluted share	$0.09	$0.35	$1.04	$1.67
Earnings available for distribution per diluted share	$0.74	$0.54	$2.35	$2.10

Weighted average number of shares of common stock outstanding, diluted	564,691,202	551,295,686	546,091,491	499,597,670

SEGMENT INFORMATION
($ in thousands)

Fourth Quarter Ended December 31, 2025	Origination and Servicing	Residential Transitional Lending	Asset Management	Investment Portfolio	Corporate Category	Total
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$570,070	$—	$—	$—	$—	$570,070
Change in fair value of MSRs and MSR financing receivables, net of economic hedges (includes realization of cash flows of $(232,554))	(421,815)	—	—	—	—	(421,815)
Servicing revenue, net	148,255	—	—	—	—	148,255
Interest income	305,075	82,075	16,807	93,696	3,161	500,814
Gain on originated residential mortgage loans, held-for-sale, net	188,023	—	—	15,708	—	203,731
Other revenues	24,556	—	26,933	26,971	—	78,460
Asset management revenues	—	—	359,489	—	—	359,489
Total Revenues	665,909	82,075	403,229	136,375	3,161	1,290,749
Interest expense and warehouse line fees	254,331	34,960	18,878	87,927	26,725	422,821
Other segment expenses	159,952	9,073	61,339	26,661	4,341	261,366
Compensation and benefits	213,425	17,583	201,558	795	20,571	453,932
Depreciation and amortization	6,171	1,939	18,948	8,927	—	35,985
Total Operating Expenses	633,879	63,555	300,723	124,310	51,637	1,174,104
Realized and unrealized gains (losses), net	—	6,829	3,583	40,464	—	50,876
Other income (loss), net	527	158	9,257	28,860	2	38,804
Total Other Income (Loss)	527	6,987	12,840	69,324	2	89,680
Income (Loss) before Income Taxes	32,557	25,507	115,346	81,389	(48,474)	206,325
Income tax expense (benefit)	94,114	(59)	24,873	(4,268)	1,087	115,747
Net Income (Loss)	(61,557)	25,566	90,473	85,657	(49,561)	90,578
Noncontrolling interests in income (loss) of consolidated subsidiaries	976	—	(911)	1,169	—	1,234
Redeemable noncontrolling interests in income of consolidated subsidiaries	—	—	1,907	—	2,446	4,353
Net Income (Loss) Attributable to Rithm Capital Corp.	(62,533)	25,566	89,477	84,488	(52,007)	84,991
Dividends on preferred stock	—	—	—	—	31,875	31,875
Net Income (Loss) Attributable to Common Stockholders	$(62,533)	$25,566	$89,477	$84,488	$(83,882)	$53,116

Total Assets	$27,459,943	$4,057,146	$10,409,016	$10,687,181	$458,643	$53,071,929
Stockholders' Equity in Rithm Capital Corp.	$5,566,600	$881,484	$1,650,474	$1,664,739	$(1,332,810)	$8,430,487

Third Quarter Ended September 30, 2025	Origination and Servicing	Residential Transitional Lending	Asset Management	Investment Portfolio	Corporate Category	Total
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$579,281	$—	$—	$—	$—	$579,281
Change in fair value of MSRs and MSR financing receivables, net of economic hedges (includes realization of cash flows of $(189,881))	(264,351)	—	—	—	—	(264,351)
Servicing revenue, net	314,930	—	—	—	—	314,930
Interest income	309,878	77,606	10,601	52,480	3,221	453,786
Gain on originated residential mortgage loans, held-for-sale, net	182,446	—	—	13,862	—	196,308
Other revenues	28,946	—	—	26,682	—	55,628
Asset management revenues	—	—	84,871	—	—	84,871
Total Revenues	836,200	77,606	95,472	93,024	3,221	1,105,523
Interest expense and warehouse line fees	254,253	36,785	6,181	78,767	26,704	402,690
Other segment expenses	141,525	5,112	26,926	19,248	21,151	213,962
Compensation and benefits	198,213	15,805	65,590	1,032	18,433	299,073
Depreciation and amortization	6,342	1,936	7,423	7,429	—	23,130
Total Operating Expenses	600,333	59,638	106,120	106,476	66,288	938,855
Realized and unrealized gains (losses), net	—	3,145	6,628	43,620	—	53,393
Other income (loss), net	(1,756)	138	10,987	7,433	7	16,809
Total Other Income (Loss)	(1,756)	3,283	17,615	51,053	7	70,202
Income (Loss) before Income Taxes	234,111	21,251	6,967	37,601	(63,060)	236,870
Income tax expense (benefit)	7,754	(627)	942	3	—	8,072
Net Income (Loss)	226,357	21,878	6,025	37,598	(63,060)	228,798
Noncontrolling interests in income (loss) of consolidated subsidiaries	916	—	961	1,454	—	3,331
Redeemable noncontrolling interest in income of consolidated subsidiary	—	—	1,309	—	2,620	3,929
Net Income (Loss) Attributable to Rithm Capital Corp.	225,441	21,878	3,755	36,144	(65,680)	221,538
Dividends on preferred stock	—	—	—	—	27,876	27,876
Net Income (Loss) Attributable to Common Stockholders	$225,441	$21,878	$3,755	$36,144	$(93,556)	$193,662

Total Assets	$29,143,691	$3,944,081	$2,835,646	$10,741,474	$500,502	$47,165,394
Stockholders' Equity in Rithm Capital Corp.	$6,180,238	$941,029	$924,367	$1,739,359	$(1,286,476)	$8,498,517

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statement Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports and other filings filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (www.rithmcap.com). New risks and uncertainties emerge from time to time, and it is not possible for Rithm Capital to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and Rithm Capital expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Rithm Capital's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

ABOUT RITHM CAPITAL

Rithm Capital Corp. is a global alternative asset manager with significant experience managing credit and real estate assets. The firm combines deep institutional expertise with an entrepreneurial culture that drives innovation and disciplined growth across multiple market segments. Rithm’s integrated investment platform spans across asset-based finance, lending across residential and commercial real estate, mortgage servicing rights (MSRs) and structured credit. Through subsidiaries such as Newrez, Genesis Capital, Sculptor Capital Management, Crestline Management, and Paramount Group, Rithm has established a unique owner-operator model, capable of sourcing, financing, and actively managing debt and equity investments, to drive value for shareholders and investors.

Investor Relations
212-850-7770
ir@rithmcap.com